Exhibit 10.17
Fee Letter Agreement Among Sellers
September 15, 2010
SouFun Holdings Limited (the “Company”)
8th Floor, Tower 3, Xihuan Plaza
No. 1 Xizhimenwai Avenue
Xicheng District, Beijing 100044
People’s Republic of China
IDG Technology Venture Investment, Inc. (“IDG”)
c/o IDGVC Venture Investment Consultancy (Beijing) Co., Ltd.
Room 616, Tower A, COFCO Plaza,
8 Jianguomennei Dajie
Beijing, 100005
People’s Republic of China
Re: SouFun Holdings Limited
     Reference is made to that certain Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Telstra International Holdings Limited (“Telstra”), IDG, Deutsche Bank Securities Inc. and Goldman Sachs (Asia) L.L.C. (together, the “Underwriters”), providing for the public offering of American depositary shares (“ADSs”) representing Class A ordinary shares, par value HK$1.00 per share (the “Ordinary Shares”), of the Company. Capitalized terms used and not otherwise defined in this letter agreement shall have the meanings ascribed to them in the Underwriting Agreement.
     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Telstra, on one hand, and each of the Company and IDG, on the other hand, hereby agree as follows:
(i)	Telstra shall, within five (5) Business Days following the Closing Date, reimburse each of the Company and IDG for the respective aggregate Underwriting Discount (as defined below) attributable to the ADSs sold by each of them, to the Underwriters pursuant to the Underwriting Agreement.

(ii)	Such reimbursement is to be made in Federal (same day) funds to (a) an account designated in writing to Telstra by the Company for the ADSs to be sold by the Company and (b) to an account designated in writing to Telstra by IDG for the ADSs to be sold by IDG, in each case no later than one Business Day after the date of Underwriting Agreement.

(iii)	The term “Underwriting Discount” means an amount per ADS equal to the excess of (x) the price per ADS at which the Company and IDG agree to sell ADSs to the Underwriters pursuant to Section 2(a) of the Underwriting

SouFun Holdings Limited IDG Technology Venture Investment, Inc.	September 15, 2010 .
Agreement and (y) the initial public offering price per ADS as set forth on the cover page of the Prospectus.

(iv)	The term “Business Day” means a day on which the New York Stock Exchange is open for trading and on which banks in the City of New York, New York are open for business and not permitted by law or executive order to be closed.

(v)	This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

(vi)	The Company, IDG and Telstra hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this letter agreement or the transactions contemplated hereby. The Company, IDG and Telstra irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this letter agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(vii)	This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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Very truly yours, TELSTRA INTERNATIONAL HOLDINGS LIMITED
By:	/s/ John Stanhope
	Name:	John Stanhope
	Title:	Chief Financial Officer

[Signature Page — Fee Letter Agreement Among Sellers]

The foregoing letter agreement is hereby confirmed and accepted as of the date first above written.

SOUFUN HOLDINGS LIMITED

By:	/s/ Tianquan Vincent Mo
Name:	Tianquan Vincent Mo
Title:	Executive Chairman

IDG TECHNOLOGY VENTURE INVESTMENT, INC.

By:	/s/ Chi Sing Ho
Name:	Chi Sing Ho
Title:	Authorized Signatory
[Signature Page — Fee Letter Agreement Among Sellers]